                               EXCHANGE AGREEMENT



            This EXCHANGE AGREEMENT dated as of the 15th day of December, 1994, is between Santa Anita Operating Company, a Delaware corporation (the "Corporation"), and Stephen F. Keller (the "Employee").

                               W I T N E S S E T H

            WHEREAS, the Corporation and the Employee previously entered into a Deferred Compensation Agreement ("DCA") on January 6, 1993.

            WHEREAS, the Board of Directors of this Corporation ("Board") has, subject to appropriate shareholder approval, adopted the Santa Anita Operating Company 1995 Share Award Plan ("Plan").

            WHEREAS, the Compensation Committee of the Corporation has conditionally granted Employee a restricted stock award consisting of a number (as determined below) of paired shares of common stock of the Corporation and common stock of Santa Anita Realty Enterprises, Inc. ("Realty") in exchange for all of Employee's rights and benefits under the DCA.

            NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

            1. RESTRICTED STOCK AWARD. (a) Subject to Section 3 and the other provisions of the Agreement, in exchange for the voiding of the DCA and other agreements set forth in Section 2, the Corporation grants the Employee a number of paired shares of restricted common stock of the Corporation and Realty ("Paired Shares") in accordance with the restricted stock agreement attached as Appendix A to this Agreement.

            (b) The number of such Paired Shares shall be determined by KPMG Peat Marwick, in accordance with the methodology and the assumptions set forth in its report, dated October 1994, to the Compensation Committee of the Corporation entitled "Restricted Stock Grant To Fund And Replace Existing Deferred Compensation Arrangements Between Santa Anita Operating Company And Each Of Stephen Keller & Clifford Goodrich," with the following modifications: (i) the effective date and valuation date shall be the date the Board approves the Plan, rather than January 1, 1995, (ii) the Paired Share value shall be the average of the closing prices of the Paired Shares on the five days, immediately following the date the Board approves the Plan, on which the Paired Shares are traded on the New York Stock Exchange, in lieu of a $17 Paired Share value, and (iii) the calculations shall be adjusted to take into account the fact that the Paired Shares will not be issued (and thus not pay dividends) prior to the date the shareholders of the Corporation approve the Plan. KPMG Peat Marwick shall determine the number of Paired Shares granted to Employee in accordance with the preceding sentence within 15 business days after the Board approves the Plan.

            (c) KPMG Peat Marwick shall notify, by telecopy, the Chairman of the Compensation Committee of this Corporation and Employee of the correct number of shares, along with its calculations (in comparable detail as set forth in the October 1994 report to the Compensation Committee). If either party disagrees with such calculations, such party shall notify the other party and KPMG Peat Marwick immediately (by telecopy) and in no event later than five business days after the letter from KPMG Peat Marwick was telecopied to such objecting party. In the event of a disagreement, the parties, including KPMG Peat Marwick, shall have five additional business days to agree on the correct number of Paired Shares to be awarded. If the parties cannot agree by the end of such five day period, this Exchange Agreement shall be null and void unless the Chairman of the Compensation Committee of this Corporation agrees in writing to extend the period.

            (d) Upon agreement of the number of Paired Shares to be awarded, the Employee (and his spouse) and the Corporation shall execute the restricted stock agreement (attached as Appendix A), modified to insert the correct number of Paired Shares awarded and to provide that the date the Board approves the Plan is the award date.

            (e) Notwithstanding the foregoing provisions of this Section 1 or any other provision of this Agreement, if the total number of Paired Shares to be awarded to the Employee pursuant to this Agreement and to Mr. Clifford Goodrich pursuant to an exchange agreement, dated on or about the date of this Agreement, with the Company exceeds 160,000 Paired Shares in the aggregate, then the Chairman of the Compensation Committee shall determine, in his sole and complete discretion, whether this Agreement (and the restricted stock agreement attached as Appendix A) shall be executed on behalf of the Corporation or whether the additional approval by the Board of Directors of this Corporation should be obtained. If Board of Directors' approval is requested, and the Board of Directors fails to grant such approval, then this Agreement (and the restricted stock agreement attached as Appendix A) shall be completely null and void.

            2. DCA IS NULL AND VOID. (a) Subject to Section 3 and the other provisions of the Agreement, in exchange for the restricted stock award described in Section 1 above, Employee agrees that the DCA (which, for purposes of this Agreement, shall include any and all rights and benefits set forth in any predecessor agreements and any and all rights relating to the DCA set forth in any employment or other agreement between the Corporation and Employee or in any plan of this Corporation) shall be null and void and the Corporation shall have absolutely no liabilities, obligations or duties whatsoever under the DCA.

            (b) Subject to Section 3 and the other provisions of the Agreement, Employee on behalf of himself, his spouse, his descendants, ancestors, dependents, heirs, executors, administrators, assigns, and successors (collectively "Employee and his Successors"), and each of them, hereby covenants not to sue and fully releases and discharges Corporation, and its subsidiaries and affiliates, past and present, and each of them, as well as its and their directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively referred to as "Releasees," with respect to and from any and all deferral compensation, claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or has at any time heretofore owned or held as against said Releasees arising out of or in any way connected with the DCA (as defined in Section 2(a) above).

            (c) It is the intention of Employee in executing this instrument that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, Employee hereby expressly waives any and all rights and benefits conferred upon him by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
            CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF

            KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

      Employee acknowledges that he may hereafter discover claims or facts in addition to or different from those which Employee now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, Employee hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Employee acknowledges that he understands the significance and consequence of such release and such specific waiver of SECTION 1542.

            (d) Employee expressly acknowledges and agrees that, by entering into this Exchange Agreement, he is giving up valuable rights under the DCA and that various circumstances exist under which the DCA would provide a more valuable benefit than provided under the restricted stock award.
      In entering into this Agreement, Employee represents that he has relied upon the advice of his consultants and attorneys, who are consultants and attorneys of his own choice, and the terms of this Exchange Agreement have been completely explained to him by his attorney, and that those terms are fully understood and voluntarily accepted by him.

            3.    AGREEMENT VOID UNDER CERTAIN CONDITIONS.  Except for this
Section 3, this Agreement and the restricted stock agreement attached as Appendix A shall be completely null and void if the shareholders of the Corporation do not approve the Plan at the May, 1995 shareholders' meeting of the Corporation. In addition, except for this Section 3, this Agreement and the restricted stock agreement attached as Appendix A shall be completely null and void if a Triggering Event occurs prior to the such date of approval ("Approval Date"). A Triggering Event shall mean any of the following events:

            (i)   the death of the Employee;

            (ii)  the "total disability" of the Employee;

            (iii) the termination, whether voluntary or involuntary, of the Employee for any reason, including without limitation, termination by the Corporation for theft or embezzlement;

            (iv) competing with the business of the Corporation unless written approval is received from the Corporation; or

            (v) a "change in control," whether or not followed by a "qualifying termination" prior to the Approval Date.

(The quoted terms in clauses (i) through (v) shall be defined in accordance with the DCA.)

            If any such Triggering Event occurs prior to the Approval Date, the DCA shall continue in full force and effect and payments under the DCA shall be made or forfeited, as applicable, in accordance with the DCA.

            4. CONTINUANCE OF EMPLOYMENT. Nothing contained herein or in the Plan shall confer upon the Employee any right with respect to the continuation of employment by the Corporation or any subsidiary or interfere in any way with the right of the Corporation or of any subsidiary at any time to terminate such employment or to increase or decrease the compensation of the Employee from the rate in existence at any time.

            5. NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to (a) the Corporation at its principal office to the attention of the Corporate Secretary, (b) the Employee at the address given beneath the Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other, and (c) the Chairman of the Compensation Committee, Thomas P. Mullaney, at 1331 Amalfi Drive, Pacific Palisades, CA [telecopy (310) 454-6187].

            6.    (a)   This Agreement shall inure to the benefit of and be
      binding upon the Corporation and its successors and assigns. As used in the preceding sentence, "successor" and "assign" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Corporation to which the Corporation assigns this Agreement by operation of law or otherwise.

            (b) This Agreement shall inure to the benefit of and be binding upon the Employee and his Successors.

            7. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

            8. This Agreement may not be amended or modified other than by a written agreement executed by the Employee and the Corporation (after approval by the Board of Directors of the Corporation).

            9.    (a)   The parties believe that each provision of this
      Agreement is legal, binding and fully enforceable.

      Subsections (b) and (c) below provide certain remedies if Section 1 or 2 is not valid, binding or enforceable.

            (b) If, notwithstanding Section 2 of this Agreement, the Corporation is determined to be required to pay benefits to Employee or his Successors pursuant to the DCA, Section 1 of this Agreement and the restricted stock agreement attached hereto shall be null and void and, to the extent the shares subject to such agreement have been transferred, free of restrictions set forth in Section 3 of such agreement, to Employee or his Successors, Employee and his Successors shall be obligated to immediately return to the Corporation all such shares so transferred (or cash equal to the fair market value of such shares on the date the Corporation is determined to be liable under the DCA, plus interest at the rate of 8-1/2% per annum from such date to the date of payment).

            (c) If, notwithstanding Section 1 of this Agreement, the restricted stock award is determined to be invalid, the provisions of
      Section 2 of this Agreement shall be null and void and the Corporation shall pay all benefits, if any, due under the DCA to Employee and his Successors.

            (d) Except as set forth in subsections (b) and (c), if any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this limited extent the provisions of this Agreement are declared to be severable.

            10. This instrument constitutes and contains the entire agreement and understanding concerning the matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

            11. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the State of California without regard to principles of conflict of laws.

            12. In any construction to be made of this Agreement, no provision shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

            13. This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

            IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunder set his or her hand as of the day and year first above written.

                                    SANTA ANITA OPERATING COMPANY

                                    By:      /s/ Kathryn J. McMahon
                                        _________________________________

                                    Title:  Secretary and General Counsel
                                            _____________________________


                                    EMPLOYEE

                                           /s/ Stephen F. Keller
                                    _____________________________________
                                    (Signature)

                                    Stephen F. Keller

                                    _____________________________________
                                    (Address)

                                    _____________________________________
                                    (City, State, Zip Code)

                                    _____________________________________
                                    (Social Security Number)

                                   AMENDMENT I

                                     TO THE

                               EXCHANGE AGREEMENT



          This Amendment I to the Exchange Agreement, dated as of December 15, 1994 between Santa Anita Operating Company (the "Corporation") and Stephen F. Keller (the "Employee"), is made between the Corporation, Employee and the Keller Family Trust (the "Trust" and collectively with Employee, the "Recipient").

          In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree that the Exchange Agreement shall be amended as follows:

          1. The restricted stock granted to Employee pursuant to Section 1 of the Exchange Agreement will be issued in the name of the Trust. Employee shall execute an amended restricted stock agreement attached as Exhibit A hereto.

          2. The term "Employee and his Successors" and "Employee or his Successors" shall include the Trust and its beneficiaries.

          3. Any notice to be given to the Trust shall be deemed given to the Trust upon notice to Employee.

          4. This amended Exchange Agreement may not be amended or modified except by a written agreement executed by the Employee, Trust and the Corporation (after approval by the Board of Directors of the Corporation).

          5. Recipient represents that the Trust is treated as a grantor trust under Section 671 et. seq. of the Code and that Employee and Sarah Mage Keller are the only trustees of the Trust.

          6. All of the other terms and conditions of the Exchange Agreement shall continue in effect.

          IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf by a duly authorized officer and the Recipient has hereunto set his or her hand.

                                   SANTA ANITA OPERATING COMPANY
                                   (a Delaware corporation)


                                   By       /s/ Kathryn J. McMahon
                                     ____________________________________

                                     Title  Secretary and General Counsel
                                          _______________________________


                                        EMPLOYEE

                                              /s/ Stephen F. Keller
                                        __________________________________
                                        (Signature)

                                        Stephen F. Keller

                                        __________________________________
                                        (Address)

                                        __________________________________
                                        (City, State, Zip Code)


                                        TRUST

                                              /s/ Stephen F. Keller
                                        ___________________________________
                                        Stephen F. Keller, Trustee

                                              /s/ Sarah Mage Keller
                                        ___________________________________
                                        Sarah Mage Keller, Trustee

                                Exhibit A

                      SANTA ANITA OPERATING COMPANY

                       RESTRICTED STOCK AGREEMENT


            THIS AGREEMENT dated as of ___________________________ is between Santa Anita Operating Company, a Delaware corporation (the "Corporation"), Stephen F. Keller (the "Employee") and the Keller Family Trust (the "Trust" and collectively with Employee, the "Recipient").


                               W I T N E S S E T H
                               -------------------


            WHEREAS, pursuant to the Santa Anita Operating Company 1995 Share Award Plan, as amended (the "Plan"), which Plan remains subject to shareholder approval, the Corporation has granted to the Recipient effective as of the 15th day of December, 1994 (the "Award Date") a restricted stock award of 86,322 paired shares of Common Stock, $.10 par value, and Realty Stock, $.10 par value (a "Paired Share") upon the terms and conditions set forth herein and in the Plan.

            NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

            1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

            2. GRANT OF AWARD. The Corporation hereby grants to the Trust the right to purchase, and Trust hereby agrees to purchase, on the date the shareholders of this Corporation approve the Plan (the "Approval Date") and pursuant to the terms and conditions set forth herein and in the Plan, an aggregate of ______ Paired Shares, in consideration of services heretofore rendered, receipt of which is hereby acknowledged.

            3.    RESTRICTIONS ON TRANSFER.

            (a) The Paired Shares so purchased and any additional shares attributable thereto received by Recipient as a result of any stock dividend, recapitalization, merger, reorganization or similar event (collectively the "Restricted Stock") shall be subject to the restrictions set forth herein. During the Restricted Period as hereinafter described, except as permitted by this Agreement or the Plan, the Restricted Stock and the rights and privileges conferred hereby are not transferable or assignable and may not be offered, sold, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, garnishment, levy or similar process. Notwithstanding the preceding, Trust may transfer the Restricted Stock to Employee.

            (b) Except as earlier permitted by or pursuant to the Plan or by resolution of the Committee adopted AFTER the date hereof, the Restricted Period shall commence as of the Award Date and shall terminate as follows:



         Date                        Percentage og Paired
         ----                           Shares Free from
                                          Restrictions
                                     ---------------------

     July 1, 1996                              50%

     July 1, 1997                              60%

     July 1, 1998                              70%

     July 1, 1999                              80%

     July 1, 2000                              90%

     July 1, 2001                             100%

            (c)   Notwithstanding subsection (b),

                  (1) if, prior to July 1, 1996, the Corporation terminates the Employee's employment for other than cause, or the Employee voluntarily terminates his employment with the Corporation for good reason, then 50% of the Paired Shares shall be free from the restrictions set forth above. For this purpose, "cause" and "good reason" shall be defined in accordance with Employee's employment agreement with the Corporation entered into as of the first day of January, 1994; and

                  (2) if Employee terminates his employment with the Corporation because of death or Total Disability, all of the Restricted Stock held by Recipient under this Agreement be free from the restrictions set forth above upon the date of termination of Employee's employment with the Corporation, and the Restricted Period shall end on that date.

                  4.    CORPORATION RIGHT OF REACQUISITION.

            (a) Recipient hereby agrees that the Corporation shall have the right and option to reacquire shares of Restricted Stock as hereinafter provided as long as such shares are subject to the restrictions in
      Section 3. If Employee's employment with the Corporation is terminated for any reason, other than death or Total Disability, then the Corporation may exercise its right and option to reacquire all or any portion of the shares of Restricted Stock that are not free from restrictions in accordance with Section 3. Such reacquisition shall be made in consideration of such termination of employment prior to the expiration of the Restricted Period; no additional consideration shall be payable by the Corporation in connection with such reacquisition. Such right and option shall be exercised by giving written notice of exercise to Recipient within 90 days of the date of termination of employment.

            (b) If the Corporation exercises its right and option to reacquire shares of Restricted Stock, stock certificates representing such shares shall be promptly surrendered to the Corporation.

            (c) References to the Corporation in this Section include the Corporation's Subsidiaries. A transfer of Employee's employment between Subsidiaries of the Corporation, or between any Subsidiary and the Corporation shall not be considered a termination of employment for purposes of this Agreement. If Employee is employed by an entity which ceases to be a Subsidiary, such event shall be deemed for purposes of this
      Section 4 to be a termination of employment described in subsection (a) in respect of Employee. Absence from work caused by military service or authorized sick leave shall not be considered as a termination of employment for purposes of this Section.

            5.    STOCK CERTIFICATES.

            (a) Upon the purchase of the Restricted Stock by Trust, stock certificates issued in respect of such shares of Restricted Stock shall be registered in the name of Trust (on the books of the Corporation and Realty, as applicable) and shall be deposited by Trust with the Corporation, together with a stock power endorsed in blank in the form attached as Attachment 1.

            (b) All stock certificates for shares of Restricted Stock during the Restricted Period shall bear the following legend:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in an Agreement entered into between the registered owner and Santa Anita Operating Company. A copy of such Agreement is on file in the office of the Secretary of Santa Anita Operating Company, 285 West Huntington Drive, Arcadia, California 91006."

            (c) With regard to any shares of Restricted Stock which cease to be subject to restrictions pursuant to Section 3, the Corporation shall, within sixty (60) days of the date such shares cease to be subject to restrictions, deliver a stock certificate for the Paired Shares, free of all restrictions set forth in Section 3 of this Agreement, to the Trust. Such shares shall be paired and stapled.

            6. SHAREHOLDER'S RIGHTS. Subject to the terms of this Agreement, during the Restricted Period, Trust shall have, with respect to the Restricted Stock, all rights of a shareholder of the Corporation and of Realty, including the right to vote such shares and the right to receive all dividends paid with respect to the shares of Restricted Stock while subject to the restrictions of Section 3. Notwithstanding the preceding sentence, prior to the Approval Date, Recipient shall not have any rights of a shareholder of this Corporation or Realty with respect to the Restricted Stock.

            7. REGULATORY COMPLIANCE. The issue and sale of shares of Restricted Stock shall be subject to full compliance with all then applicable requirements of law and the requirements of any stock exchange upon which the Paired Shares may be listed.

            8. WITHHOLDING TAX. Recipient agrees that, in the event the purchase of the Restricted Stock or the expiration of restrictions thereon results in Recipient's realization of income which for Federal, State or local income tax purposes is subject to withholding of tax at source by Employee's employer, Recipient will pay to such Employee's employer an amount in cash or previously owned Paired Shares (valued at their Fair Market Value at the time of payment) equal to such withholding tax (or such employer on behalf of the Corporation may withhold such amount from Employee's salary). In addition, notwithstanding any other provision of this Agreement, if permitted by applicable law, to the extent that withholding is required at the time of the expiration of restrictions set forth in Section 3 hereof, withholding may at the election of Employee be satisfied by the reduction of the number of Paired Shares to be delivered to Trust at the time such restrictions lapse.

            9. INVESTMENT REPRESENTATION. Recipient represents and agrees that if Recipient purchases the Restricted Stock at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to the shares and there is not available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, (i) Recipient will acquire the shares upon such purchase for the purpose of investment and not with a view to their resale or distribution, (ii) that upon such purchase, Recipient will furnish to the Corporation an investment letter in form and substance satisfactory to the Corporation, (iii) if and when the Recipient proposes to publicly offer or sell shares of Restricted Stock, the Recipient shall notify the Corporation prior to any such offering or sale and shall abide by the opinion of counsel to the Corporation as to whether and under what conditions and circumstances, if any, Recipient may offer and sell such shares of Restricted Stock; and (iv) the certificate or certificates representing the Restricted Stock may bear a legend referring to the foregoing matters and any limitations under the Act and state securities laws with respect to the transfer of such Restricted Stock, and the Corporation may impose stop transfer instructions to implement such limitations, if applicable.

            Notwithstanding the foregoing or Section 5(c), stock certificates evidencing shares of Restricted Stock, both during the Restricted Period and thereafter, shall bear such legends that may be required to evidence the paired status of the Common Stock and Realty Stock and Recipient's status as an affiliate of the Corporation.

            10. FEDERAL INCOME TAX ELECTION. Recipient hereby acknowledges receipt of advice that pursuant to current Federal income tax laws, (i) Recipient has 30 days in which to elect to be taxed in the current taxable year on the Fair Market Value of the Restricted Stock in accordance with the provisions of Internal Revenue Code Section 83(b) and, (ii) if no such election made, the taxable event will occur when the shares of Restricted Stock cease to be subject to the Corporation's right of repurchase, and the tax will be measured by the Fair Market Value of the Restricted Stock on the date of the taxable event.

            11.   ACCELERATION OF RESTRICTED STOCK AWARDS.

            (a) If there is a Change in Control Event (as defined in the Plan) and a Qualifying Termination occurs on or prior to the third anniversary of the date the Change in Control Event occurred, the Restricted Period for Restricted Stock shall immediately expire. Acceleration of awards shall comply with applicable regulatory requirements, including, without limitation,

      Rule 16b-3 promulgated by the Securities and Exchange Commission. For purposes of this Section 11 only, Committee shall mean the Committee of the Corporation as constituted immediately prior to the Change in Control Event.

            (b)   (1)   Notwithstanding subsection (a), the Restricted Period
            hereunder shall not expire to the extent that the Committee determines that such expiration would cause the deduction limitations of Section 280G of the Code to come into effect. In the event that the Restricted Period does not expire for any of the Restricted Stock, the Employee may request independent verification of the Committee's calculations with respect to the application of
            Section 280G. In such case, the Committee will provide to the Employee within 15 business days after such a request an opinion from a nationally recognized accounting firm selected by Employee (the "Accounting Firm"). The opinion shall state the Accounting Firm's opinion that the limitation on the expiration of the Restricted Period hereunder is necessary to avoid the limits of
            Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Corporation.

                  (2) The Corporation and the Employee have also entered into a Severance Agreement which provide certain payments in the event of a Qualified Termination after a Change in Control Event. Section 8 of such Severance Agreement provides limitations on the amount of such severance payments if such severance payments, together with all other "parachute payments" (as defined in the Severance Agreement), would cause the deduction limitations of Section 280G of the Code to come into effect. Notwithstanding Section 8(d) of the Severance Agreement, if the Employee so elects, Employee may elect that the Restricted Period not expire with respect to all or part of a Restricted Stock prior to any reductions of payments under the Severance Agreement.

            (c) If, subsequent to a Change in Control Event and during the period described in Section 11(a), Employee's employment terminates, such termination SHALL be considered a Qualifying Termination if either of the following events occurs:

                  (1) Employee voluntarily terminates employment for Good Reason. For purposes of this Section, "Good Reason" shall mean the occurrence of one of the following events without Employee's consent:

                        (i) The assignment to Employee of any duties inconsistent in any material respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as they existed in their most significant form during the 90 days preceding the Change in Control Event or any other action by the Corporation which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Employee;

                    (ii) Any reduction in Employee's total compensation not
               agreed to by Employee, which reduction shall be deemed to occur if there is a reduction in (I) Employee's base salary or annual bonus (which shall be deemed to be reduced if the annual bonus is less than the average annual bonus for the three fiscal years preceding the Change in Control Event) or (II) Employee's ability to participate in employee benefit plans, receive expense reimbursements, receive other fringe benefits, receive office and support staff, or receive paid vacation, on the same terms as such benefits were applicable during the 90 days preceding the Change in Control Event, provided that, (I) an isolated, insubstantial, and inadvertent failure not occurring in bad faith and which is promptly remedied after notice by the Employee shall not be deemed a violation of this paragraph and (II) a reduction in one element of Employee's total compensation shall not be deemed a violation of this paragraph if a counterbalancing increase in another element of Employee's total compensation occurs (the determination of whether the increase is counterbalancing shall be determined by Employee in good faith); and

                    (iii) The transfer of Employee's job location to a site which is more than 30 miles away from his or her place of employment prior to the Change in Control

               Event of the Corporation, unless the transfer is to the headquarters of Santa Anita Realty Enterprises, Inc. or Santa Anita Operating Company.

               (2) Employee is involuntarily terminated without "Cause." For purposes of this Section, "Cause" shall mean (i) an act or acts of dishonesty (including but not limited to conviction of a felony) taken by Employee which materially injures or damages the Corporation or
          (ii) Employee's willful failure to substantially perform Employee's duties where such willful failure results in demonstrable material injury and damage to the Corporation.

          (d) In the event a Change in Control Event occurs before Employee's termination from the Corporation, the following rules shall apply:

               (1) Because it is agreed that time will be of the essence in determining the extent to which the Restricted Stock is vested in Recipient (or the beneficiary) under this Agreement, Recipient (or the beneficiary) may, if he or she desires, submit any claim for payment under this Agreement or dispute regarding the interpretation of this Agreement to arbitration. This right to select arbitration shall be solely that of Recipient (or the beneficiary) and Recipient (or the beneficiary) may decide whether or not to arbitrate in his or her discretion. The "right to select arbitration" is not mandatory on Recipient (or the beneficiary) and Recipient (or the beneficiary) may choose in lieu thereof to bring an action in an appropriate civil court. Once an arbitration is commenced, however, it may not be discontinued without the mutual consent of both parties to the arbitration. During the lifetime of the Employee only Recipient can use the arbitration procedure set forth in this section.

               (2) Any claim for arbitration may be submitted as follows: if Recipient (or the beneficiary) disagrees with the Corporation regarding the interpretation of this Agreement and the claim is finally denied by the Corporation in whole or in part, such claim may be filed in writing with an arbitrator of Recipient's or beneficiary's choice who is selected by the method described in the next four sentences. The first step of the selection shall consist of Recipient or beneficiary submitting a list of five potential arbitrators to the Corporation. Each of the five arbitrators must be either (i) a member of the National Academy of Arbitrators located in the State of California or (ii) a retired California Superior Court or Appellate Court judge. Within one week after receipt of the list, the Corporation shall select one of the five arbitrators as the arbitrator for the dispute in question. If the Corporation fails to select an arbitrator in a timely manner, Recipient (or beneficiary) shall then designate one of the five arbitrators as the arbitrator for the dispute in question.

               (3) The arbitration hearing shall be held within seven days (or as soon thereafter as possible) after the picking of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of Recipient (or beneficiary) and the Corporation. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion when he or she decides he or she has heard sufficient evidence to satisfy issuance of an award.

               (4) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than one week after the close of the hearing. In the event the arbitrator finds that the Corporation has breached this Agreement, he or she shall order the Corporation to immediately take the necessary steps to remedy the breach. The award of the arbitrator shall be final and binding upon the parties. The award may be enforced in any appropriate court as soon as possible after its rendition. If an action is brought to confirm the award, both the Corporation and Recipient agree that no appeal shall be taken by either party from any decision rendered in such action.

               (5) Solely for purposes of determining the allocation of the costs described in this subsection, the Corporation will be considered the prevailing party in a dispute if the arbitrator determines (i) that the Corporation has not breached this Agreement and (ii) the claim by Recipient (or beneficiary) was frivolous. Otherwise, Recipient (or beneficiary) will be considered the prevailing party.
          In the event that the Corporation is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorneys' fees incurred by the Corporation) including stenographic reporter, if employed, shall be paid by the other party. In the event that Recipient (or beneficiary) is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (INCLUDING all attorneys' fees incurred by Recipient (or beneficiary) in pursuing his or her claim), including the fees of a stenographic reporter if employed, shall be paid by the Corporation.

               (6) If the arbitrator determines that (i) the Corporation has breached this Agreement and (ii) the Corporation was unjustified in failing to make the payments required under this Agreement to Recipient, Corporation shall pay to Recipient, as liquidated damages and not as a penalty, an additional amount equal to 10% of the amount involved in the arbitration with respect to this Agreement.

          (e) This Section 11 shall be effective through September 30, 1997 and may not be amended or terminated during such period except pursuant to an instrument in writing executed by all of the parties hereto. Notwithstanding the preceding sentence, the board of directors of the Corporation may, in its sole discretion and for any reason, provide written notice of termination or amendment (effective as of the then applicable expiration date, but not with respect to a Change in Control Event occurring on or before such expiration date) to Employee no later than six months before the expiration date of this Section 11. If written notice is not so provided, this Section 11 shall be automatically extended for an additional period of 60 months past the expiration date. This Section 11 shall continue to be automatically extended for an additional 60 months at the end of such 60-month period and each succeeding 60-month period unless notice is given in the manner described in this Section 11.

          12. CONTINUANCE OF EMPLOYMENT. Nothing contained herein or in the Plan shall confer upon the Employee any right with respect to the continuation of employment by the Corporation or any subsidiary or interfere in any way with the right of the Corporation or of any subsidiary at any time to terminate such employment or to increase or decrease the compensation of the Employee from the rate in existence at any time.

          13. NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Corporate Secretary and to the Recipient at the address given beneath the Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any notice to or from Employee shall be deemed a notice to or from the Trust.

          14. PLAN. This award and all rights of Recipient thereunder are subject to, and the Recipient agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference, to the extent such provisions are applicable to restricted stock awards granted to Eligible Employees. The Recipient acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Recipient unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

          15. Notwithstanding any provision of this Agreement to the contrary, this Agreement and the award set forth herein shall be null and void if (i) the Plan is not approved by the shareholders of the Corporation at its May, 1995 meeting OR (ii) prior to the date of such shareholder approval, a "triggering event" (as defined in accordance with the Exchange Agreement, dated as of the Award Date, between the Corporation and the Recipient) occurs.

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Recipient has hereunto set his or her hand.

                                   SANTA ANITA OPERATING COMPANY
                                   (a Delaware corporation)

                                   By________________________________

                                     Title___________________________

                                   EMPLOYEE

                                   __________________________________
                                   (Signature)

                                   Stephen F. Keller

                                   __________________________________
                                   (Address)

                                   __________________________________
                                   (City, State, Zip Code)

                                   TRUST

                                   ___________________________________
                                   Stephen F. Keller, Trustee

                                   ___________________________________
                                   Sarah Mage Keller, Trustee

                                CONSENT OF SPOUSE


       In consideration of the execution of the foregoing Restricted Stock Agreement by Santa Anita Operating Company, I, ____________________________, the spouse of the Employee herein named, do hereby join with my spouse in executing the foregoing Restricted Stock Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.



DATED: ______________, 19__.            _____________________________
                                             Signature of Spouse